EXHIBIT 99.1 - JOINT FILING AGREEMENT

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.01 per share, of 3Com Corporation, a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

May 7, 2007

KENNETH GRIFFIN		CITADEL EQUITY FUND LTD.

By:	/s/ John C. Nagel	By:	Citadel Limited Partnership,
	John C. Nagel, attorney-in-fact*		its Portfolio Manager
		By:	Citadel Investment Group, L.L.C., its General Partner
CITADEL INVESTMENT GROUP, L.L.C.

By:	/s/ John C. Nagel	By:	/s/ John C. Nagel
	John C. Nagel, Director and Associate General Counsel		John C. Nagel, Director and Associate General Counsel

CITADEL LIMITED PARTNERSHIP		CITADEL DERIVATIVES GROUP LLC

By:	Citadel Investment Group, L.L.C.,	By:	Citadel Limited Partnership,
	its General Partner		its Managing Member

By:	/s/ John C. Nagel John C. Nagel, Director and Associate General Counsel	By:	Citadel Investment Group, L.L.C., its General Partner
		By:	/s/ John C. Nagel John C. Nagel, Director and Associate General Counsel

* John C. Nagel is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 24, 2006, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G for Morgans Hotel Group Co.